CONFIRMED:
                                      Chairman of the State Committee of Geology
                                                                 S.V. Hoshovskyj
                                                                    "16" 06 1998



                       AGREEMENT ON JOINT INVESTMENT AND
                             PRODUCTION ACTIVITIES


From May 14, 1998                                               Lviv (Ukraine)



     State Geological Enterprise "ZAHIDUKRGEOLOGIA" hereinafter "ZAHIDUKRGEOLOGIA"
     290601, Lviv. Mitskiewich Sq., 8, Ukraine

in person of

     General Director of the SGE "ZAHIDUKRGEOLOGIA"
     Volodymyr Poberezhskyj,
     acting on the basis of the Statute

and

     Company EUROGAS Inc.
     hereinafter EUROGAS,
     80 Broad Street Penthouse New York, 1004

in person of

     EUROGAS Managing Director
     Wolfgang Rauball,
     acting on the basis of the Statute

have concluded this Agreement about the following:



                               GENERAL PROVISIONS


The Parties of the Agreement (ZAHIDUKRGEOLOGIA and EUROGAS) guarantee the liability of their entering the membership of the Parties of the Agreement.

The Parties of the Agreement will preserve their juridical independence.

The present Agreement cannot be the impediment for the Parties of the Agreement to perform their duties to the third parties.

In the process of the joint activity the Parties of the Agreement are guided by the valid legislation of Ukraine.

The introduction of any changes into the Agreement will be performed due to the common consent of the Parties of the Agreement and will be submitted in the written form.

                                   ARTICLE 1

                     SUBJECT AND OBJECTIVE OF THE AGREEMENT

1.1 The subject of the Present Agreement is to perform the joint investment activity with the view to create the necessary productive conditions for conducting the prospecting-exploration, investigation-industrial works for oil, gas and coalbed methane.

1.2 The provisions of the present Agreement cover the South-Western coal-bearing area which has been jointly chosen by the Parties of the Agreement and for the exploration of which ZAHIDUKRGEOLOGIA possesses licence #770 dated 18.09.1996 (hereinafter - the Area of Works)

1.3 The provisions of the present Agreement may be expanded onto the following prospects: Hrushivska, Kamenska, Luchkivska in the Transcarpathian Foredeep and Ortynyiska, Dovholutska, Mizhrichenska, Stajkivska, Chukvinska, Pivnichno-Blazhivska in the Precarpathian Foredeep, if the Parties come to such a consent and the State Committee of Geology does not object.

1.4 In the established order EUROGAS will purchase from the State Committee of Geology the package of the geological-geophysical information on the following prospects: Dovholutska, Ortynytska, Mizhrichenska, in the Precarpathian Foredeep and Hrushivska, Kamenska, Luchkivska in the Transcarpathian Foredeep and having obtained the packages of information during three months will make a decision about the prospects for investing the works on. The agreements of purchase of the packages of the geological-geophysical information on the prospects Ortynytska, Mizhrichenska and Kamenska have been signed by the State Committee of Geology and EUROGAS.

l.5  The present Agreement is concluded with the view to:

     - provide investing into the prospecting, exploration, investigation-industrial works and exploitation of the discovered prospects in the limits of the Area of Works;

     -    obtain profit by the Parties of the Agreement;

     - provide organisational-economic conditions for the joint investments into prospecting, exploration and investigation works on the prospects in the limits of the Area of Works, use of advance domestic and foreign technical equipment, achievement of high economic efficiency of investigation-industrial works on the Area of Works provided labour protection and safety, protection of mineral resources and environment are ensured in compliance with the requirements of the valid legislation.

                                   ARTICLE 2

                       PRECONDITIONS TO BEGIN CONDUCTING
                              THE JOINT ACTIVITIES

2.1 After signing the Agreement ZAHIDUKRGEOLOGIA according to the valid legislation will re-register the special permit (licence) #770 dated
     18.09.1998 to the new one with the notes in the special provisions of the licence that the works on the licensed area will be performed in compliance with the provisions of the present Agreement.

2.2 All the geological, technical and organisational problems concerning the works according to the above mentioned licence are stipulated in the Working Programme stated in the Addendum to the Agreement which is the integral part of the Agreement.

2.3 In the process of carrying out the licensed activity according to the Working Programme the Parties of the Agreement will handle the questions on the foundation of the Joint Venture the founders of which will be ZAHIDUKRGEOLOGIA and EUROGAS.

                                   ARTICLE 3
                          CONTRIBUTIONS OF THE PARTIES

3.1. When performing the works in compliance with the provisions of the present Agreement its Parties overtake the following obligations:

3.2. ZAHIDUKRGEOLOGIA

     performs the activity on the preparation of the project works for drilling the prospecting, exploration and production wells, makes the contributions into the joint activity in the form of the actually performed work contents, advanced Ukrainian experience and achievements in know-how, technical equipment,, buildings.

     Bears the responsibility for the qualitative and complete development, co-ordinations and confirmations of all the project documentation for geological-exploration works, required for acting under the present Agreement, with the co-ordination with EUROGAS.

     Facilitates organising the conditions for the accommodation of the operating staff of the foreign Party of the Agreement on the working sites on the same level as that of the workers of the Ukrainian Party of the Agreement.

     Facilitates, in the limits of its abilities and competence, when necessary providing the medical aid to the operating staff of the foreign Party of the Agreement;

     Facilitates, in the limits of its abilities and competence, the efficient customs services and means of conveyance for the transportation of the technical equipment including the gadgets for the whole period of the Agreement liability.

3.3. EUROGAS Inc. New York

     Overtakes 100% of expenditures for performing the stipulated prospecting and exploration drilling, equipping and investigation-industrial exploitation of the fields according to the Working Programme stated in the Addendum, after the agreement and co-ordination of the Parties of the Agreement. Contributes into the joint investment activity the advanced international experience of work and know-how, and also provides the highly effective drilling equipment, drilling technologies and apparatuses for performing and preparation of the analyses, which would correspond to the highest world standards (after the co-ordination with ZAHIDUKRGEOLOGIA).

     Organises at its own expense the exchange of experience and training of the Ukrainian specialists to work on the imported drilling equipment and use the modern technologies.

3.4. Investment contributions of the Parties are evaluated in the Ukrainian currency and in the US dollars. The exchange of the contribution in the foreign currency into the Ukrainian currency and vice versa is performed at the official rate of the National Ukrainian Bank valid at the moment of the investment.

                                   ARTICLE 4

                                    LICENCES

Licence #770 for the geological investigation including the commercial development of the South-Western coal-bearing area has been obtained by the enterprise ZAHIDUK1RGEOLOGIA on 18.09.1996.

After signing the Agreement ZAHIDUKRGEOLOGIA due to the valid legislation will re-register the above mentioned licence to the new one with the 5 years validity with the notes in the special provisions of the licence that the works on the licensed area will be performed in compliance with the provisions of the present Agreement.

On condition the results of the exploration and the fulfillment of the Working Programme are successful, ZAHIDUKRGEOLOGIA or the Joint Venture founded by the Parties of the Agreement will obtain in the established order the licence with the 20 years validity for the exploitation of the fields, if they are discovered on the Area of Works.

                                   ARTICLE 5

                     RIGHTS AND OBLIGATIONS OF THE PARTIES
                                TO THE AGREEMENT

5.1  The Parties have the following rights:

     - to participate in resolving the issues concerning ensuring the joint investment activity according to the Agreement;

     - to obtain the respective portion of the profit from the joint investment activity or the portion of the product according to the Agreement;

     - to obtain, free of charge, and verify the information concerning the joint investment activity, have an access to the Area of Works and accounting documents, reports, initial financial documentation concerning this Area;

     - to present the suggestions to the Council of Management concerning the improvement of the joint business activity on the Area of Works.

5.2  The Parties overtake the following obligations:

     - not to disclose confidential information on the joint investment activity;

     -    to fulfil the Working Programme of the joint investment activity;

     - to exchange the available information on the joint activity according to the Agreement.

                                   ARTICLE 6

                   CONDUCTING THE JOINT INVESTMENT ACTIVITIES

6.1 To make the decisions on conducting the joint investment activity according to the Agreement the Council on Management (hereinafter the Council) is established. The Council consists of 4 people, two representatives from each Party. The Council is run by the Chairman, who is appointed for one year in turn from each Party after the consent of the Parties. In the first year of the joint activity, the representative of EUROGAS is appointed the Chairman of the Council. In case of the equality of votes during resolving the problems concerning the joint activity on exploration and development of the hydrocarbons prospects in the Area of Works according to the Working Programme, the Chairman will have a casting voice except the changes of the costs stipulated in this Programme. Sessions of the Council will be held once a quarter and are considered lawful when all members of the Council are present.

To the competence of the Council belong:

     -    confirmation of the programme of the joint investment activity;

     -    confirmation of the budget of the joint investment activity;

     - development of the perspectives and execution of the provisions of the present Agreement;

     - consideration and confirmation of the additional contributions of the Parties;

     - confirmation of the accounting balance for conducting the joint investment activity;

     - confirmation of the profit distribution procedure and covering of losses procedure under the present Agreement;

     -    making decisions on terminating the Agreement.

The decisions of the Council are adopted by simple majority of votes through open ballot.

The decisions of the Council are registered in the protocol which is signed by all the Members or the authorised representatives of the Members acting on their behalf.

6.2 Under the guidance and control of the Council ZAHIDUKRGEOLOGIA on behalf of EUROGAS performs the direct activity on conducting the geological survey and investigation-industrial development of the fields according to the Working Programme, budget of the joint activity and Council's decision.

     EUROGAS provides the objective and stepwise financing of the joint business activity through the separate settlement account in the amount and terms stipulated in the Working Programme.

     The financing of each next stage is conducted after the confirmation of the performed works of the previous stage by the Council.
     ZAHIDUKRGEOLOGIA guarantees the reasonable and objective use of the costs transferred by EUROGAS.

     The above mentioned does not effect the EUROGAS rights directly to pay the services of the other organisations, purchase of the materials, equipment, etc. concerning the Agreement fulfillment, that would also be its contribution to the joint activity if such cannot be provided by ZAHDUKRGEOLOGIA for the competitive prices.

                                   ARTICLE 7

                    PROGRAM OF THE JOINT INVESTMENT ACTIVITY

The Initial Working Programme of the joint investment activity co-ordinated by the Parties of the Agreement stated in the Addendum.

                                   ARTICLE 8

                                PROFIT SPLITTING

The profit is distributed between the Parties quarterly or otherwise in accordance with the Council's decision at the following rate:

     -    till the complete payback of EUROGAS investments stipulated in the
          Addendum:

                     70% (EUROGAS): 30% (ZAHIDUKRGEOLOGIA)

     -    after the complete payback of EUROGAS investments:

                     50% (EUROGAS): 50% (ZAHIDUKRGEOLOGIA)

                                   ARTICLE 9

                           REALISATION OF THE PRODUCT

Realisation of the product obtained in the result of the joint activity under the Agreement can be performed by each Party independently. If the purchaser in Ukraine does not offer EUROGAS the price competitive with that of the international level, EUROGAS preserves the right to sell the obtained product abroad.

                                   ARTICLE 10

                            CONFIDENTIAL INFORMATION

10.1 Any information, transmitted by one of the Parties to the other during the period of the Agreement validity, containing the data about the conducted works, production, prices, negotiations and offers, including the provisions of the Agreement is confidential. This information cannot be revealed without the previous written consent of the other Party.

10.2 Irrespective of the above mentioned, having learned the confidential information each of the Parties has the right to disclose it without the previous written consent in the following cases:

     - to the members of the Council on Management of the joint investment activity;

     - to any central administrative institution authorised to obtain such information, as well as to any court or other office according to the valid legislation of Ukraine;

     - within the scope the information is commonly known or the Party has acquired it due to the provision of law, independently from the present Agreement.

10.3 The present Article 10 is valid during the period of the Agreement validity.

                                   ARTICLE 11

                              THE JOINT DATA BASE

While the present Agreement is binding, all the technical data and information concerning the joint activity Agreement, known to the Parties shall be exchanged. In compliance with the situation the Council will use this information to create the Joint Data Base accessible to both the Parties of the Agreement.

                                   ARTICLE 12

                           CESSION AND SUCCESSORSHIP

12.l The Participant may transfer its rights and obligations under the Agreement to the third parties, having previously informed the other Participant, after the confirmation of the State Committee of Geology in the written form.

12.2 In case one of the Parties ceases to exist, due to liquidation or re-organisation, its rights and obligations under the Agreement will be transferred to its successor.

                                   ARTICLE 13

                         RESPONSIBILITY OF THE PARTIES
                                 FORCE MAJEURE

13.1 Each Participant bears the responsibility to the other Participant for inappropriate performance or non-performance of the provisions of the Agreement or the Working Programme. In case of their violation the responsible Party must compensate the direct damages, which arose through its fault, to the other Party. The degree of the responsibility is estimated by the Council.

13.2 The present Agreement execution infringements will be justified by the Parties in case of Force Majeure being the reason of delay or preclusion of the Agreement execution.

     This provision of the Agreement may be used by the Parties, provided that they acted with due diligence to overcome the impediment and return to the Agreement execution without an unjustified delay.

     Force Majeure defined in clause 13.2 of this Agreement will mean natural disasters, fires, floods, storms, typhoons, earthquakes, epidemics, accidents, military actions, wars (declared and undeclared), blockades and unforeseen embargoes or other hostile acts, strikes and other labour disorders, rebellions.

     The Party whose ability to fulfil obligations under the Agreement is affected for the above mentioned reasons, must immediately inform the other Party in writing, so that they together could do everything possible to eliminate the influence of such conditions. The beginning of the Force Majeure effect is confirmed by the Trade-Industrial Chamber of Ukraine.

13.3 If the joint activity is delayed, limited or made impossible by the Force Majeure circumstances, the time to comply with such affected conditions, the time the present Agreement is binding and all the initial rights and obligations will be prolonged for the time period equal with that of delay, with regard to the necessary time period to recommence the activity.

                                   ARTICLE 14

                             SETTLING THE DISPUTES

All the disputes arising between the Parties of the Agreement concerning the provisions, subjective interpretation or application of this Agreement or its any separate provisions should be resolved through negotiations between the Parties of the Agreement. In case any dispute is not resolved by means of the negotiations between the Parties within 90 days, the Parties should submit a dispute for the consideration and resolving by arbitration in the International Commercial Arbitration Court in Trade-Industrial Chamber of Ukraine according to the UNCITRAL Rules. All the submissions and decisions concerning the arbitration will be made in the Ukrainian and English languages.

                                   ARTICLE 15

                         TERM OF THE AGREEMENT VALIDITY
                              AND ITS DISSOLUTION

15.1 The Agreement comes into force since the moment of its confirmation by the Ukrainian State Committee of Geology for the 5(five)-year term.

15.2 The present Agreement loses its validity in case of the expiration of its term. Each of the Parties may refuse from its rights and obligations under the present Agreement, having informed the other Participant about it within six months.

15.3 The Party, which decided to dissolve the Agreement, will not demand to return the expenditures sustained till the moment of the Agreement dissolution.

15.4 The present Agreement may be extended by the mutual consent and confirmation of the State Committee of Geology.

                                   ARTICLE 16

                  CONDITIONS OF COORDINATING THE COMMUNICATION
                              BETWEEN THE PARTIES

16.1 Any notifications or other ways of communication which will be fulfilled under this Agreement must be sent to the juridical addresses of the Parties.

16.2 Any correspondence or other ways of communication with the state and other bodies for the execution of the present Agreement will be conducted under the following addresses:

     for SGE "ZAHIDUKRGEOLOGIA"

     290601, Lviv,
     Mitskiewich Sq., 8, Ukraine
     Tel. (0322) 72-05-25, fax 72-28-82

     for EUROGAS Inc.

     80 Broad Street Penthouse
     New York, NY #1004, U.S.A.
     Tel. 212 785 2626, fax 212 509 2755

     Herengracht 466
     1017 CA Amsterdam
     The Netherlands
     Tel. 31 20 521 6696, fax 31 20 521 6695

                                   ARTICLE 17

                                FINAL PROVISIONS

17.1 After signing the Agreement, all the previous negotiations, correspondence, agreements and protocols of intention about the issues concerning the present Agreement lose their juridical power.

17.2 If for any reason one or some of the provisions of the present Agreement are considered null, illegal or in any way non-performable, the invalidity, illegality or non-performance will not influence the other provisions of the Agreement, and the Agreement will be approached as if those null, illegal or non-performable provisions did not exist.

17.3 The present Agreement is signed in two copies in Ukrainian and in two copies in English. In case of the dubious interpretation of the Agreement items the preference is given to the copy in the Ukrainian language.

                      JURIDICAL ADRESSES, BANK REQUISITES
                         AND SIGNATURES OF THE PARTIES:

State geological enterprise "ZAHIDUKRGEOLOGIA":

     290601, Ukraine, Lviv, Mitskiewich Sq., 8,
     Tel. (0322) 72-05-25, fax 72-28-82,
     Number of bank account:  26005301410830
     in Lviv Regional Dpt. Prominvestbank,
     MIO 325633

     General Director

                                             /s/ V.O. Poberezhskyj
                                             V.O. Poberezhskyj

Company EUROGAS Inc.

      80 Broad Street Penthouse           Herengracht 466
      New York, N.Y. 1004, U.S.A.         1017 CA Amsterdam
      tel. 212 785 2626                   the Netherlands
      fax 212 509 2755                    tel. 31 20 521 6696
                                          fax 31 20 521 6695

     Acc. # 40.43.93.470 555591 in ABN AMRO Bank N.V., Amsterdam

     Managing Director

                                             /s/ W. Rauball
                                             W. Rauball